ROGGE GLOBAL PARTNERS

And

TOKIO MARINE ROGGE ASSET MANAGEMENT

CODE OF ETHICS

October 2012

INDEX

1. INTRODUCTION	Page 3

2. SCOPE	Page 3

3. PURPOSE	Page 3

4. DEFINITIONS	Page 3

5. PROHIBITIONS FOR PERSONAL SECURITIES TRANSACTIONS	Page 4

6. REQUIREMENT FOR CLEARANCE	Page 5

7. LIABILITY FOR CODE ADMINISTRATION	Page 5

8. PROHIBITED CONDUCT	Page 5

9. REQUIREMENT FOR REPORTS	Page 6

10. REPORTING PERSONAL SECURITIES ACCOUNTS	Page 6

11. REPORTING PERSONAL SECURITIES HOLDINGS	Page 7

12. ANNUAL REPORTING REQUIREMENTS	Page 7

13. NOTIFICATION OF SECURITIES TRANSACTIONS	Page 7

14. RECORDKEEPING REQUIREMENTS	Page 8

15. DISCLOSURE OF OUTSIDE EMPLOYMENT	Page 8

16. PENALTY FOR CODE VIOLATION	Page 8

Appendices

Appendix 1 – New Employees Form	Page 9
Appendix 2 – Quarterly Transaction Report	Page10
Appendix 3 – Annual Holdings Report	Page 11
Appendix 4 – Personal Account Dealing Authorisation Form	Page 12
Appendix 5 – List of Instruments	Page 13

Code of Ethics – October 2012

1.

INTRODUCTION

This policy applies to all employees of Rogge Global Partners PLC; Rogge Global Partners Inc, Rogge Global Partners Asia Pte. Ltd, collectively known as “Rogge Global Partners” and Tokio Marine Rogge Asset Management Limited (“TMR”). For the purposes of this document, all references to the “Company” will refer to Rogge Global Partners and TMR. The Company has adopted this Code pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the “Act”); Article III, Section 27 of the NASD Rules of Fair Practice and Section 4n(3)(b) under the Commodity Exchange Act, as amended from time to time.

2.

SCOPE

This Code of Ethics covers all employees, officers and directors (referred to as “Access Persons”) within the Company.

3.

PURPOSE

The Company owes a duty to its clients, thereby requiring the interests of the clients be placed ahead of the Company and the Access Person’s interests and be protected.  A critical component of the Company’s fiduciary duty is to avoid potential conflicts of interests.  Please bear in mind that a conflict of interest can arise even if there is no financial loss to the clients and regardless of the Access Person’s motivation.

It is important that the Access Persons act within the spirit of the rules and take account of the following when conducting securities transactions for their own accounts:

▪

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

▪

Avoidance of conflicts of interests, including disclosure to an appropriate person or persons identified in Company’s Code of Ethics of any material transaction or relationship that reasonably could be expected to give rise to Conflicts of Interest.

4.

DEFINITIONS

Access Person, unless otherwise stated, means (a) any officer or director of the Company (b) any employee of the Company who, in connection with his or her regular functions or duties makes, participates in or obtains information regarding the Purchase or Sale of Securities, or whose functions relate to the making of any recommendations with respect to the Purchase or Sales, and (c) any other person so designated by the Review Officer.   This also applies to all members of Access persons’ immediate family, which for the purposes of the Code, refers to:

▪

Any person living in the Access Person’s household (whether or not related); or

▪

Any partnership of which the Access Person is a General Partner and any limited liability company of which the Access Person is a Managing Partner; or

▪

Any trust controlled by an Access Person; or

▪

Any person to whose financial support the Access Person makes a significant contribution.

Code of Ethics – October 2012

Beneficial Ownership of a Security means: (a) an Access Person holds the Security in his/her name; (b) the Security is held in the name of the Access Person’s spouse (unless such interest is expressly disavowed in writing) or minor child; (c) the Security is held in the name of anyone other than a minor child living in the Access Person’s home (unless such interest is expressly disavowed in writing); or (d) the Access Person is able to obtain immediate ownership of or benefits from the Security.

Client means any investment company, or any of its portfolios, whether or not registered under the Act and any separately managed account for which the Company acts as investment adviser or sub-adviser.

Security has the same meaning as that set forth in Section 2(a)(36) of the Act.  It includes instruments such as stocks, options, municipal bonds, most corporate bonds and financial spread betting.

5.

PROHIBITIONS FOR PERSONAL SECURITIES TRANSACTIONS

Access Persons may not:

•

Purchase Securities or purchase or sell options in anticipation of portfolio purchases by the Company;

•

Purchase Private Placements

•

Enter into a securities transaction in order to profit from the market effect of the Company’s managed portfolio transactions;

•

Engage in transactions that you know or you would have reasonably been expected to know, will have a negative effect on the Company’s portfolios.

6.

REQUIREMENTS FOR CLEARANCE

To perform any Securities transactions, Access Persons must first receive clearance from one of the Clearance Officers within the company: Olaf Rogge, Richard Bell, John Graham, Adrian James, Malie Conway and David Gillard and for Rogge Global Partners Inc employees only, Kenneth Monaghan.  The designated person is not required to specify the reasons for his or her decision.  That person will consider the following key questions concerning the proposed transaction:

•

Is the transaction inconsistent with the interests of the Company or any Client?

•

Will the Access Person, because of the transaction, benefit from any transaction being made or being contemplated by the Company for one of its Clients?

•

Does the Access Person’s proposed transaction give any appearance of impropriety?

The Employee must sign a confirmation stating that trades to be undertaken conform to the Code of Ethics and the PA Dealing Rules as amended from time to time.

Sign off by Compliance must also be obtained.  This enables Compliance to monitor and check the frequency of trading and any unusual trading patterns.  Any member of the Compliance Team is authorised to provide sign off.

Below are some specific rules on securities:

I.

No prior clearance is required for investments in Unit Trusts or OEICS not managed by the Company.

Code of Ethics – October 2012

II.

No prior clearance is required for purchases of securities in Investment plans managed by Employee’s employer (For example 401 (k)); However, if an Employee sell such investments or purchase additional securities outside of their allocation or this is a participant directed plan (i.e./ Employee selects investment options), then Authorisation will be required as per these rules.

III.

No prior clearance is required for trading in ETF securities (including Ishares).

IV.

Investments in Gilts also held in client portfolios is allowed but with prior approval.

V.

Trading in securities held or recently held on client accounts will be assessed on a case by case basis.

VI.

For further details of whether prior authorisation is required, please refer to the instrument list in Appendix 5

Only in exceptional circumstances will an Employee be allowed to obtain authorisation by email.  Examples of are: If travelling due to business or working from home.  For such authorisation, an email must be sent to both the Clearance Officer and Compliance.  Compliance will then upload the emails along with the broker confirmations onto the Paragon system.

A screenshot of the Personal Account Dealing Authorisation form can be found under Appendix 4 to these Rules.

7.

LIABILITY FOR CODE ADMINISTRATION

The Company will attempt to administer this Code fairly without interfering in Access Persons’ personal activities.  However, neither the Company nor anyone associated with the Company assumes any liability for any damages resulting from administering the Code.

8.

PROHIBITED CONDUCT

Access Persons may not:

•

Employ any device or scheme to defraud a Client of the Company.

•

Make a false statement to a Client of the Company.  Likewise, an Access Person cannot omit a fact from a statement that would cause it to be misleading.

•

Engage in any act, practice or business activity that would result in fraud or deceit with respect to a Client of the Company.

•

Engage in any manipulative practice with respect to a Client of the Company.

•

Trade in Securities in a personal account where you would be reasonably expected to know that such transaction will have a negative effect on the price of Securities held by a Client of the Company.

Code of Ethics – October 2012

•

Use information concerning trades, or potential trades by the Company, or a Client of the Company to benefit an Access Person’s personal trading in Securities and other financial instruments.

•

Use information which is generally regarded as being non-public in order to arrive at a decision to trade in Securities (Insider Dealing).

•

Conduct activities which are generally regarded as being with intent to achieve Market Manipulation (Market Abuse)

•

Obtain or seek personal gain from any person associated with the Company or a Client of the Company or any company or individual with which the Company does business.

•

Trade in Securities, without first obtaining permission from the Clearance Officer and Compliance.

•

Advise, induce, cause or assist anyone else to engage in any of the above.

9.

REQUIREMENTS FOR REPORTS

Certain reports are required under this Code.  Access Persons must obtain the proper forms for these reports and enter all information requested.

10.

REPORTING PERSONAL SECURITIES ACCOUNTS

Within ten business days of joining the company, Access Persons are required to file a report listing all Securities accounts from which they receive benefits both directly and indirectly (please see Appendix 1).  Access Persons are responsible for keeping this information updated and must provide a quarterly transaction report (please see Appendix 2).  The reports of Securities accounts must contain:

•

Name of the broker/dealer or bank who holds the account;

•

Date report was submitted by the Access Person.

11.

REPORTING PERSONAL SECURITIES HOLDINGS

Within ten calendar days of joining the company, Access Persons are required to file a report listing all Securities held in which they have Beneficial Ownership (Please see Appendix 1). Access Persons are responsible for keeping this information updated.  The report must contain:

•

Description of the Securities;

•

Holder’s name;

•

The nominal holding

•

The approximate value; and

•

Date report was submitted by Access Person.

12.

ANNUAL REPORTING REQUIREMENTS

Code of Ethics – October 2012

All Access Persons are required to submit no later than 10 Business Days from end of the year complete report containing a list of Security holdings as of year end in accordance with the reporting requirement on joining the Company  (please see Appendix 3).

13.

NOTIFICATION OF SECURITIES TRANSACTIONS

Access Persons are required to advise their broker/dealer to send directly to the Compliance Officer and as soon as is practical after execution, a copy of the trade advice or contract note.  Access Persons are required to submit quarterly transaction reports via the Paragon system  within 10 business days of the end of the calendar quarter (please see Appendix 2).   The report must contain:

•

Date of the transaction;

•

Title of the Security;

•

Interest Rate and Maturity Date (if applicable);

•

Number of shares;

•

Principal amount of each Security;

•

Nature of the transaction;

•

Price at which the transaction was effected;

•

Name of the broker/dealer or bank with whom the transaction was effected; and

•

Date the report is submitted by the Access Person.

14.

RECORDKEEPING REQUIREMENTS

All reports required under this Code are to be retained for a period not less than 5 years.

Any Code amendments are to be Board approved and retained for a minimum period of 5 years from the date that they are no longer in effect.  Written acknowledgement of the Code is required from all employees at commencement of employment.

15.  DISCLOSURE OF OUTSIDE EMPLOYMENT

Access Persons may not enter into any business arrangement calling for present or future employment or compensation for services without first receiving written permission from the Compliance Officer. The written permission on disclosure is not required for an interest in a reported Security or for investment in a security that is excluded from the defined term Security.

 16.

PENALTY FOR CODE VIOLATION

It is the Access Person’s responsibility to become familiar with the Code and to abide by the Code.  Violations of the Code will be taken very seriously.  For all Access Persons, violation of this Code will be considered on a case by case basis and may be grounds for dismissal.  The Chairman of the Board – or a person he designates will have full discretion in determining the appropriate sanction for each breach and it may lead to dismissal, demotion, suspension or reprimand.

Code of Ethics – October 2012

APPENDIX 1

PERSONAL DEALINGS REPORT – NEW EMPLOYEES

Code of Ethics – October 2012

APPENDIX 2

PERSONAL DEALINGS REPORT - QUARTERLY

Code of Ethics – October 2012

APPENDIX 3

PERSONAL DEALINGS REPORT - ANNUAL

Code of Ethics – October 2012

APPENDIX 4

PERSONAL ACCOUNT DEALING AUTHORISATION FORM

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User Dashboard -> View User Dealing Requests -> Create Personal Dealing Request

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Create or modify dealing requests for authorisation of trading

You can create your new personal dealing request below.

Trade Type: Single

Frequency: Please Select... *(only applicable to periodic trades)*

First Investment Date:

(only applicable to periodic trades)

Last Investment Date

(only applicable to periodic trades)

Security: Please Select Security... [Create Security]

Security ID

Security Name

Security Type

Security ID Type

Currency

Transaction Type: Select Transaction Type...

Account Type: Select Account Type...

Broker: Please Select Broker... [Create New Broker]

Nominal/Amount: Nominal

Nominal

Initial Price: *(only applicable to periodic trades)*

90 day rule: ☐ I comply with the rule that all purchases will not be sold back within a 90 day period

Notes

Terms: ☐ I agree to the terms & conditions

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Code of Ethics – October 2012

APPENDIX 5

PERSONAL ACCOUNT DEALING INSTRUMENT LIST

Instrument	Authorisation needed	Authorisation not needed	Notes
Shares	√
Government Bonds	√
Corporate Bonds	√
Derivative Instruments (Futures etc)	√
FX Trades	√
ETF (Includes Ishares)		√
Pooled Funds/Mutual Funds NOT managed by RGP		√
Pooled Funds/Mutual Funds managed by RGP	√
Index Trackers		√
SIPPS			If investing in shares within SIPPS then yes need approval, if not, then not.
ISA CASH		√
ISA EQUITIES	√
SPREAD BETTING (Financial)	√
UNIT TRUSTS		√
OEICS		√
INVESTMENT TRUSTS		√

Code of Ethics – October 2012

Investment Plans managed by Employer (401k)		√	Exception: Employee buys or sells outside allocation – then authorisation required.
Cash savings accounts		√
529 Plan (US Education savings plan)		√
Public Offerings (at open market prices)	√		(unless exercise of rights where no authorisation required but notification must be given quarterly)

INSTRUMENTS NOT ALLOWED TO BE TRADED

Short selling

Buy/sell options relating to securities held in a portfolio

Public offerings (not on open market prices)

PLEASE NOTE, QUERIES ON INSTRUMENTS NOT ON THE LIST, SHOULD BE DIRECTED TO COMPLIANCE.

Code of Ethics – October 2012